UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   April 26, 2019
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	000-30707	68-0450397
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

(707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 2.02  RESULTS OF OPERATION AND FINANCIAL CONDITION

On April 26, 2019, First Northern Community Bancorp issued a press release concerning financial results for the 1st quarter of 2019, a copy of which is included as ITEM 9.01  (c) Exhibit 99.1 and incorporated herein by reference in both ITEM 2.02 and ITEM 7.01.  The Company does not intend for this exhibit to be incorporated by reference into future filings under the Securities Exchange Act of 1934.

ITEM 7.01  REGULATION FD DISCLOSURE

On April 26, 2019, First Northern Community Bancorp issued a press release concerning financial results for the 1st quarter of 2019, a copy of which is included as ITEM 9.01 (c)  Exhibit 99.1 and incorporated herein by reference in both ITEM 2.02 and ITEM 7.01 in accordance with SEC Release No. 33-8216.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit

99.1 Earnings Press Release, dated April 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2019	First Northern Community Bancorp (Registrant)

/s/ Jeremiah Z. Smith
By: Jeremiah Z. Smith
Senior Executive Vice President/
Chief Operating Officer

EXHIBIT INDEX

Exhibit	Document

99.1	Earnings Press Release, dated April 26, 2019

EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact:   Louise A. Walker                                            April 26, 2019
President & Chief Executive Officer
First Northern Community Bancorp
& First Northern Bank
P.O. Box 547
Dixon, California
(707) 678-3041

First Northern Community Bancorp Reports First Quarter 2019 Earnings
First Quarter Net Income of $4.0 Million
Diluted Earnings per share up 45.5% from prior year

Dixon, California - First Northern Community Bancorp (the “Company”, OTCQB: FNRN), holding company for First Northern Bank (“First Northern” or the “Bank”), today reported net income of $4.0 million, or $0.32 per diluted share, for the three months ended March 31, 2019, compared to net income of $2.7 million, or $0.22 per diluted share, for the three months ended March 31, 2018.

Total assets at March 31, 2019 were $1.22 billion, an increase of $14.7 million, or 1.22%, compared to March 31, 2018.  Total deposits at March 31, 2019 and March 31, 2018 were $1.09 billion.  Total net loans (including loans held-for-sale) at March 31, 2019 were $734.0 million, an increase of $13.0, or 1.80%, compared to March 31, 2018.  The Company continued to be “well capitalized” under regulatory definitions, exceeding the 10% total risk-based capital ratio threshold at March 31, 2019.

Commenting on the Company’s financial results, President & Chief Executive Officer Louise Walker stated, “We are pleased to report First Northern Community Bancorp had another strong quarter with $4.0 million in net income at March 31, 2019, up $1.3 million or 45.8% over March 31, 2018, a new quarterly record for the Company.  Contributing to this success included net interest income of $11.7 million at March 31, 2019, an 11.1% or $1.2 million increase over the first quarter of 2018; a decrease in provision for loan losses of $525,000;  a non-recurring gain of $281,000 related to the sale of a vacant lot in Dixon, which is recorded within Other Income; as well as a 45.9% increase in mortgage income over the same period last year.”

On March 29, 2019, the Company paid a 5% stock dividend to all shareholders of record as of February 28, 2019.

First Northern Bank is an independent community bank that specializes in relationship banking.  The Bank, headquartered in Solano County since 1910, serves Solano, Yolo, Sacramento, Placer, and Contra Costa Counties, as well as the west slope of El Dorado County.  Experts are available in small-business, commercial, real estate and agribusiness lending, as well as mortgage loans. The Bank is an SBA Preferred Lender. Non-FDIC insured Investment and Brokerage Services are available at every branch location, including Dixon, Davis, West Sacramento, Fairfield, Vacaville, Winters, Woodland, Sacramento, Roseville and Auburn. The Bank also has a commercial lending office in Walnut Creek and a mortgage loan office in Sonoma. Real estate mortgage and small-business loan officers are available by appointment in any of the Bank’s 10 branches. First Northern is rated as a Veribanc “Blue Ribbon” Bank for the earnings period ended December 31, 2018 (www.veribanc.com). The Bank can be found on the Web at www.thatsmybank.com, on Facebook and on LinkedIn.

Forward-Looking Statements
This press release may include certain “forward-looking statements” about First Northern Community Bancorp and its subsidiaries (the “Company”). These forward-looking statements are based on management’s current expectations, including but not limited to statements about market conditions and the impact of recent tax law changes, and are subject to certain risks, uncertainties and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about these risk factors is contained in the Company’s most recent reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, and any reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made. For further information regarding the Company, please read the Company’s reports filed with the SEC and available at www.sec.gov.
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